Exhibit 10.1

UNION INVESTMENT CHILE V S.A.

TO

LIONBRIDGE CHILE TRADUCCIONES LIMITADA

In Santiago de Chile, on July 27, 2009, appear before me, FELIX JARA CADOT, lawyer and Public Notary, holder of 41st Notary of Santiago, addressed on Huérfano 1600, city and commune of Santiago:

A) UNION INVESTMENT CHILE V S.A., an investment company, taxpayer identification No. 76.1100.343-3 , represented, as shall be evidenced, by Mr. JUAN PABLO MATUS PICKERING, Chilean, married, lawyer, national identity card number 6.373.290-7 and by Mr. JOSÉ LUIS LETELIER AZZARI, Chilean, married, lawyer, national identity card number 6.890.070-3, both domiciled in this city at Mariano Sánchez Fontecilla 310, suite 701, borough of Las Condes, hereinafter also and indistinctly called the “LESSER”, on one hand, and on the other:

B) LIONBRIDGE CHILE TRADUCCIONES LIMITADA, consulting company, taxpayer identification No. 77. 712.480-3, represented, as shall be evidenced, by Mr. RAÚL TORO ANASTASSĺOU, Chilean, married, lawyer, national identity card number 4,412,453-k, both domiciled in this city at Ricardo Lyon 222, suite 701 B, borough of Providencia, hereinafter also and indistinctly called the “LESSEE,” all attendees above legal age, proving their identity with identity card number.

A contract termination and the execution of a new leasing contract have been agreed upon, which shall be governed by Law No, 18.101 of 1982, by applicable statutory regulations of the Civil Code and especially, by the provisions stated in the following clauses:

ONE: BACKGROUND AND TERMINATION OF CONTRACT.

1.1. By means of a private deed dated January 29, 2004, the company CONSTRUCTORA LAS MERCEDES S.A., leased to BOWNE GLOBAL SOLUTIONS TRADUCCIONES LIMITADA, currently, LIONBRIDGE CHILE TRADUCCIONES LIMITADA, suite 701B, 7th Floor and parking spaces No. 523 and 524, all of them properties of the Building called Torre Paris, located at Ricardo Lyon No. 222, borough of Providencia, Metropolitan Region, hereinafter also and indistinctly called the “Building.” The term of the aforementioned contract expired on March 31st, 2005. The above contract has been modified as follows: 1.1.1. By means of private deed dated March 9, 2005, CONSTRUCTORA LAS MERCEDES S.A., and BOWNE GLOBAL SOLUTIONS TRADUCCIONES LIMITADA, currently LIONBRIDGE CHILE TRADUCCIONES LIMITADA, modified the aforesaid leasing contract by extending its termination date to January 1st, 2006. 1.1.2. By means of private deed dated January 1st, 2006, CONSTRUCTORA LAS MERCEDES S.A., and BOWNE GLOBAL SOLUTIONS TRADUCCIONES LIMITADA, currently LIONBRIDGE CHILE TRADUCCIONES LIMITADA, modified the above mentioned leasing contract by extending its termination date to March 31st, 2007. 1.1.3. By means of private deed dated March 1st, 2007, CONSTRUCTORA LAS MERCEDES S.A., and LIONBRIDGE CHILE TRADUCCIONES LIMITADA modified the aforementioned leasing contract by extending its termination date to March 31st, 2008. 1.1.4. By means of private deed dated March 1st, 2008, CONSTRUCTORA LAS MERCEDES S.A., and LIONBRIDGE CHILE TRADUCCIONES LIMITADA modified the above leasing contract by extending its termination date to March 31st, 2009. 1.2. By means of public deed dated April 9, 2008, executed at the Santiago Notary Public’s Office of Mr. Eduardo Avello Concha, UNION INVESTMENT CHILE V S.A., purchased CONSTRUCTORA LAS MERCEDES S.A., the real-estate called Torre Paris with main access through Ricardo Lyon No. 222, borough of Providencia, Santiago. The aforesaid purchase was duly registered at the Santiago Real Estate Registrar. 1.3. Therefore, UNION INVESTMENT CHILE V S.A., is currently the owner of the following properties and consequently, the holder of the following contract: 1.3.1. Suite 701B, 7th Floor of Torre Paris Building and two parking spaces numbered 523 and 524 within the same Building, all of them located at Ricardo Lyon 222, borough of Providencia, Santiago. 1.3.2. The contract executed by means of private deed dated January 29, 2004. 1.4. Considering the expiration date of the contract mentioned in above item number 1.1, LIONBRIDGE CHILE TRADUCCIONES LIMITADA and UNION INVESTMENT CHILE V S.A., duly represented by their appearing agents, terminate the contract executed by means of private deed dated January 29, 2004. The parties hereto expressly place on record that LIONBRIDGE CHILE TRADUCCIONES LIMITADA did not return on this date to UNION INVESTMENT CHILE V S.A., suite 701B or parking spaces 523 and 524 of Torre Paris Building, located at Ricardo Lyon 222, borough of Providencia, Metropolitan Region, for starting the first day of April, 2009 and pursuant to the provisions herein agreed upon, a new leasing contract is in effect between UNION INVESTMENT CHILE V S.A., and LIONBRIDGE CHILE TRADUCCIONES LIMITADA. 1.5. On the other hand, LIONBRIDGE CHILE TRADUCCIONES LIMITADA hereby provides UNION INVESTMENT CHILE V S.A., all the receipts corresponding to the consumption of the properties mentioned in above item 1.1, thus certifying the payment of all supplies as of today. 1.6. Finally, UNION INVESTMENT CHILE V S.A., through its representatives, refunds UF 88.05 (UF – Unidad de Fomento, Chilean non-physical, indexed monetary unit) to LIONBRIDGE CHILE TRADUCCIONES LIMITADA in its equivalent in Chilean pesos, according to the UF exchange parity (dollar peg) in effect today, lawful currency, corresponding to the security deposit provided together with the execution of the contract on January 29, 2004 and which LIONBRIDGE CHILE TRADUCCIONES LIMITADA, through its appearing agent, hereby acknowledges to receive to its entire satisfaction, granting the applicable release, with no further claims to make.

TWO: LEASING.

Notwithstanding the termination of the contract stated in the above sections, UNION INVESTMENT CHILE V S.A., duly represented by its agents, hereby and by means of this instrument, leases to LIONBRIDGE CHILE TRADUCCIONES LIMITADA, which accepts through its appearing agent, the following properties: 2.1. A surface area of 171 m2 corresponding to suite 701B, 7th Floor of Torre Paris Building, located at Ricardo Lyon 222, borough of Providencia, Santiago, hereinafter also referred to as “the office” or “suite 701B”. This contract includes as EXHIBIT A a hatched drawing of the area individualized in this item, which, being duly signed by the appearing parties, is an integral part of this contract for all legal and contractual purposes that may arise. 2.2. Two parking spaces numbered 523 and 524 of Torre Paris Building, located at Ricardo Lyon 222, borough of Providencia, Santiago. The parties hereby expressly place on record that the LESSEE shall exercise the leased rights in the Building’s parking spaces, strictly complying with the provisions contained in the Co-tenancy Body of Regulations of Torre Paris Building, hereby stating to know and accept them in their entirety. 2.3. The properties mentioned in above paragraphs 2.1 and 2.2, hereinafter collectively referred to as “the leased properties”, are leased with the sole and exclusive purpose of being used by the activities inherent to the line of business of the LESSEE, under the terms and conditions herein stated. 2.4. Leases include the use of all the common premises of the Building, such as accesses to the Building, elevators, stairs and any other that according to the law or the Building’s Co-tenancy Body of Regulations are considered as such.

THREE: LEASE PRICE.

3.1. The monthly payment for the lease of the leased properties shall be an amount equivalent in Chilean pesos, lawful currency, to: 3.1.1. In the case of the 171 m2 surface area corresponding to suite 701B, 7th Floor of Torre Paris Building, located at Ricardo Lyon 222, borough of, Santiago, UF 0.52 per month per square meter, i.e., a total of UF 88.92 per month. 3.1.2. In the case of the two parking spaces, the lease price shall be UF 3.50 per month each, i.e., a total amount of UF 7 shall be paid monthly by way of parking spaces. 3.2. The agreed upon leased payments shall be paid in advance, within the first five days of every month, at the LESSER’S address at Mariano Sánchez Fontecilla 310, suite 701, borough of Las Condes or in such address stated by the latter, with a check to the order thereof, according to the price of the UF in effect on the day of payment as reported by the Central Bank of Chile or by the agency subrogating or replacing it in its functions. 3.3. Should the UF price failed to be determined, or according to the relevant authority, should the way it is actually determined be modified, so that its price did not truly reflect the variations of the Consumer Price Index set by the National Institute of Statistics or the agency replacing it or undertaking its functions, outstanding lease payments shall be adjusted in the same proportion as the variation undergone by the aforementioned index between the last day of the month prior to the last adjusted lease payment according to the UF and the last day of the month prior to the effective payment of each lease, based on the last amount paid in pesos before the occurrence of said events. 3.4. The first lease payment of the leased properties, accrued as of the first day of April, 2009 and it amounts to UF 88.92 per month in the case of the office and UF 7 per month for the parking spaces, for a total of UF 95.92. Subsequent lease payments through the termination of this contract, shall be paid within the first five days of each month, as stated in above paragraph 3.2. For such purpose, the LESSER shall issue relevant collection notes or invoices, as appropriate.

FOUR: PROPERTY PHYSICAL DELIVERY AND RETURN.

4.1. The physical delivery of leased properties was carried out on January 29, 2004, in perfect conditions. Likewise, in the case of the office, the delivery included acoustic ceiling installed, sufficient lighting, air conditioning system, individual and powered switchboard, sprinklers, smoke sensors and fire-fighting system, all of them in good working conditions, and so the LESSEE is to pay, as of the date of delivery, relevant shared expenses of the leased properties. It is hereby placed on record that on the date of delivery of the leased properties, they were fully vacant, and their property taxes, utility bills and other services up to date. The physical delivery of the parking spaces where the rights to park vehicles shall be exercised pursuant to this contract, was conducted to the entire satisfaction of the LESSEE, symbolically by the handing over of the credentials that authorize LIONBRIDGE CHILE TRADUCCIONES LIMITADA to use the parking spaces of Torre Paris Building on a daily basis. It is expressly placed on record that the aforesaid credentials shall only enable the LESSEE to exercise the right to park a specific vehicle, which shall be identified in the LESSER’S records for the purposes of monitoring compliance therewith. The LESSEE shall only be entitled to exercise its right to park in the parking space duly identified with the corresponding number assigned by the Building. 4.2. The return of the leased properties shall be made with no additional proceedings and needless of any requirement or notification prior to the termination of the contract, as a free floor plan in the case of the office, in good working conditions, according to the quality and condition of the Building, with the normal wear and tear resulting from its use, free of any user under any title, making it available to the LESSER and submitting the keys together with the receipts certifying the payment of shared expenses, water, gas, electricity and others, if applicable, until the last day when the properties have been actually used, within the five business days following the expiration of the period. Expenses incurred by the LESSEE resulting from the return of the properties, shall be the exclusive cost and charge thereof, to leave it in the aforesaid conditions. Upon termination of this contract, the LESSEE shall return the parking credentials to UNION INVESTMENT CHILE V S.A. The return of the credentials shall be made with no further proceeding and needless of any requirement or prior notification immediately upon termination of the contract, making them available to UNION INVESTMENT CHILE V S.A. 4.3. Likewise, should any of the termination causes mentioned in following number 15 take place, the LESSEE is bound to immediately return the leased properties and the credentials authorizing it to park vehicles in the above mentioned parking spaces. 4.4. In case of delinquency or simple delay in the return, the LESSEE shall pay, by way of previously assessed non-performance penalty clause, and by mutual consent of the parties hereto, an amount equivalent to five percent of the last lease payment, for each day or fraction of day of delay. 4.5. It is expressly stated that the stay by the LESSEE in the properties after the expiration of the initial term of the contract or any of its extensions, should any of them operate, in no case it shall mean or give the right to the renewal of the leasing contract, even if it paid an amount of money to the LESSER for such stay.

FIVE: REPAIRS AND IMPROVEMENTS.

5.1. The LESSEE undertakes to keep the leased properties in perfect cleaning, preservation and general appearance conditions, according to the natural use of each property, and to perform timely and within the shortest term possible, at its own cost, all the repairs of defects arising from the use by the LESSEE, as well as any repairs that are not the sole liability of the LESSER pursuant to the law and the herein agreed upon terms. The LESSEE shall also pay all those repairs applicable there to as required by law or custom. Furthermore, including, but not limited to, the parties hereby state that this obligation includes maintenance of the perfect working conditions of sanitary ware faucets, stopcocks, the valves and floats of toilets and outlets, bells and power switches and comparable items and, especially, the maintenance, parameter testing and balance of the air conditioning equipment (equipment pipes, temperature sensors, etc.) of the leased space. The LESSEE shall not be entitled to any refund or compensation whatsoever by way of repairs and/or maintenance works performed thereby, nor for the elements replaced or incorporated to the leased properties. 5.2. The LESSER shall be liable for the payment of all non-leasing related repairs needed to keep the leased properties in perfect conditions to be used by the LESSEE, such as repairs of structural damage, change and repair of pipes and other similar repairs to be necessary as a result of the design or quality of the Building, as well as any damage caused thereby or by its fault to the leased property. 5.3. Any improvement to be made by the LESSEE to the leased properties, as well as any modification or transformation of any kind thereto shall be previously authorized in writing by the LESSER. Likewise, for the purposes of performing improvements, modifications or transformations, the LESSEE shall previously comply with the provisions stated under the Building’s Co-tenancy Body of Regulations and obtain the municipal permits or authorizations, if necessary and appropriate, as applicable. Such improvements shall inure to the benefit of the property where they are carried out, without any right to refund or compensation by the LESSER, unless their nature allows them to be removed by the LESSEE upon termination of the contract, without prejudice and detriment for the leased properties, and the latter undertakes to fully repair the marks or damages caused thereby, to the extent they affect the return condition of the leased properties according to the duly use and passage of time. 5.4. For the purposes of verifying compliance with the aforementioned obligations, the LESSEE gives to LESSER to inspect, from time to time, the leased properties, notifying such visit at least 48 hours in advance, within LESSEE regular business hours. 5.5. EXHIBIT B of this contract is a list with the names of specialized and maintenance contractor companies, authorized under the responsibility of the LESSEE and that shall comply with the safety provisions of the Building to access the leased properties in order to perform repairs and maintenance works to be paid by the LESSEE, as per herein stated.

SIX: ACCESS TO THE BUILDING.

The LESSEE shall have free access to the leased properties 365 days a year, 7 days a week and 24 hours a day, provided it complies with the safety requirements and rules of the Building’s Co-tenancy Body of Regulations and the rules of procedure required by the Building for such purpose.

SEVEN: LESSEE OBLIGATIONS.

The LESSEE, notwithstanding any other obligations arising from this contract or the law, shall have the following obligations: 7.1. To pay on a timely basis the full lease payment of the leased properties. 7.2. To pay in due time and manner electricity, water, ordinary and extraordinary shared expenses, telephone and other applicable bills to relevant company(ies) regarding the leased properties. 7.3. To return the leased properties in due time and manner, that is, in good conditions, considering the normal wear and tear resulting from the proper use and the passage of time, especially, the return of the office as a free floor plan. 7.4. To keep leased properties, insured according to the terms stated in following item 9. 7.5. To report LESSER immediately and as soon as it’s known thereby, the existence of challenges, disturbances or threats to the ownership or possession of the leased properties and/or the existence of claims or legal proceedings of any nature whatsoever that are known to you and are related thereto. 7.6. To comply with the applicable statutory rules and especially, all the rules contained in the Building’s Co-tenancy Body of Regulations.

EIGHT: THIRD-PARTY DAMAGE RISK.

The LESSER shall not be held liable for any damages the LESSEE, its agents or subordinates and personnel, or third parties, might be subject to as a result of fires, earthquakes, accidents, theft, terrorism, lootings, explosions or any other circumstance or event that is not a direct act or omission attributable to the LESSER, which consequences affect the leased properties, nor shall it be held liable for events of force majeure or Acts of God.

NINE: INSURANCES.

9.1. The LESSEE shall keep an insurance from the date of the physical delivery of the properties and during the whole term of the contract, for the following irks and under the following circumstances: (a) An insurance that covers all types of risks, such as fire, earthquakes or other for an amount equivalent to the sum of the properties owned by the LESSER or third parties and which are inside the space of the properties leased under this contract (b) A liability insurance that covers physical and material damages to third parties, employer’s and contractor’s liability insurance, which coverage shall include provision, refurbishment, enlargement or construction works, as well as works at height performed in the leased properties. 9.2., the LESSEE, hereby holds LESSER harmless of any liability or obligation for the damages or costs arising from acts or omissions incurred by LIONBRIDGE CHILE TRADUCCIONES LIMITADA according to the coverages and insurance policies to be engaged thereby pursuant to this contract, and it shall be solely liable for the damages they may cause to UNION INVESTMENT CHILE V S.A., or third parties. 9.3. The costs of all the above mentioned insurance policies shall be borne exclusively by the LESSEE. 9.4. The LESSEE shall comply with all the clauses and conditions of the contracted insurance policies, taking care to prevent any event, act or omission on its part that may cause its settlement or termination. 9.5. It is hereby placed on record that the LESSEE has a specific-risk insurance that coves all the properties that make up Torre Paris Building. However, the costs of such insurance policies, proportional to the surface area of the leased properties pursuant to this contract, shall be charged on a monthly basis to the LESSEE as part of the ordinary shared expense thereof. The LESSER does not guarantee that the insurance engaged by it will be sufficient to cover all liabilities undertaken by the LESSEE by virtue of this contract, and therefore, all the risks that are not covered by the insurance policies referred to under this paragraph, shall be paid exclusively by the LESSEE. 9.6. Should the LESSEE fail to insure or engage insurance policies, pay premiums or keep insurance policies of its responsibility effective according to this item, in case of cancellation, modifications or reduction of coverages of any insurance, the LESSEE shall be entitled -without prejudice to other rights or remedies that it may execute, to engage, keep effective or re-engage such insurance where applicable, due payment of the necessary premiums being made. In that case, the LESSER may assign such amount to any charge by way of lease payment or shared expense, or to the contract guarantees and/or available withholdings.

TEN: MUNICIPAL OR AUTHORITY PERMITS.

10.1. The LESSEE undertakes to request, obtain and pay, under its sole responsibility, all the municipal permits and patents, sanitary and working authorizations, and in general, all authorizations issued by the appropriate authority, law or regulations, required to keep the business services and activities in working conditions that the LESSEE plans to develop in the leased properties according to the purpose of this contract. 10.2. Likewise, the LESSEE hereby guarantees LESSER the refund plus maximum conventional interests for adjustable and non-adjustable operations, as applicable, for any liability, either business, civil, labor, tax, administrative or of any other type arising from the use by the LESSEE of the leased properties, including those resulting from penalties by way of violations of any nature incurred by the LESSEE, its agents or subordinates and that may become effective jointly and severally to the LESSER in accordance with applicable laws.

ELEVEN: PROHIBITIONS ON LESSEE.

The LESSEE shall not be entitled to execute the following acts in the leased properties: 11.1. To introduce to the leased properties significant or structural improvements, modifications of any kind or that alter the design of the Building, without prior authorization in writing by the LESSER. 11.2. To use leased properties, either on a sporadic or temporary basis, for a purpose other than that referred to under the second item of this contract. Likewise, it shall not be entitled to change the purpose for which it was leased. 11.3. To disturb neighbors. 11.4. To introduce or keep in the leased properties explosive, flammable, smelly, dangerous or corrosive materials or materials that may cause direct or indirect damages to the health and hygiene of Building users, or that affect the people or the properties in or that are part of the Building. To introduce animals into the building and cook in the leased properties. 11.5. To violate or fail to comply with the rules and/or prohibitions contained in the Building’s Co-tenancy Body of Regulations.

TWELVE: TERM OF THE CONTRACT.

12.1. This leasing contract is effective as of April 1st, 2009 and it shall irrevocably terminate, with no need for any prior requirement, on March 31st, 2012. 12.2. However, the parties hereto shall be able to agree the conditions and terms under which, upon expiration of the aforementioned term, a new lease contract of the leased properties shall be executed. In any case, should the parties be interested in the renewal of the contract hereby executed, the interested party shall send a certified letter to the other party stating its interest in the renewal thereof, at least six months in advance to the termination of the contract. 12.3. For the purposes of the provisions stated under article 4 of Law 18.101, the parties hereby expressly place on record that taking into consideration that the lease has a fixed term over a year, the LESSEE shall not be entitled to the return term set in said statutory rule. 12.4. During the ninety days prior to the expiration of the contract term, the LESSEE shall allow and facilitate LESSER, at least three days a week and at least during 4 hours each of those days, so that interested parties, duly authorized in writing by the LESSER or the real estate broker responsible for the sale, lease or sublease, as applicable, can visit the leased properties. Likewise, the LESSEE shall allow and facilitate LESSER, or any other person authorized in writing thereby, to visit the leased properties at any time, within regular business hours, with prior notice to the LESSEE.

THIRTEEN: TERM EXPIRATION.

Notwithstanding the foregoing, should the LESSEE be declared bankrupt, even by itself or should it or more creditors make legal or off-court agreement proposals, the LESSER shall be entitled to terminate the contract by finishing the lease term in advance and therefore, demand the return of the leased properties or the advanced payment of the subsequent lease payments, under the same terms stated in following item 15. LESSER shall have the right to take any of the options stated in said item needles of any proceeding or judicial statement, by solely addressing the LESSEE a communication in that regard by means of a certified letter sent through a Notary Public.

FOURTEEN: GUARANTEE.

14.1. LESSEE shall make available to LESSER, by way of guarantee, an amount equivalent in pesos, legal currency, to UF 287.76 corresponding to three monthly lease payments, in order to guarantee all the obligations arising thereto from this contract and, especially, including, but not limited to: (a) To preserve the leased properties and their duly maintenance and timely return; (b) The payment of damages of any kind caused thereby to the leased properties; (c) The timely payment of lease payments, ordinary and extraordinary shared expenses and residential consumptions and other comparable consumptions applicable according to law or this contract; (d) The engagement and payment of insurance premiums referred to under above item 9; (e) The applicable refund by way of liabilities mentioned in above item 10; and, however, the LESSEE shall not apply or compensate the full guarantee or a part thereof with the last lease payments or any outstanding lease payment. 14.2. Should there be an increase in the lease monthly payment, either by using options, new leased properties, etc., the LESSEE undertakes to complement the guarantee delivered to the LESSER, in such a way that it always amounts to three lease monthly payments. The foregoing shall be carried out the month immediately following the month when the new increased lease monthly payment is effective. 14.3. The total amount of the security deposit or the balance in favor of the LESSEE shall be returned, upon verification of the property conditions and of the payment of shared expenses and electricity, water, telephone bills and remaining obligations pursuant to this contract, within 30 days following lease termination, duly adjusted according to the variation undergone by the UF. The LESSEE empowers the LESSER to deduct from the effective value of such damages or outstanding consumptions, directly from the security deposit amount.

FIFTEEN: PENALTY CLAUSE.

The parties hereby agree that should the LESSEE fail to comply with its obligations pursuant to this contract, the following shall be applied: 15.1. LESSEE’s failure to comply with its obligations. Non-compliance with any of the obligations corresponding to the LESSEE according to this contract, and specially: (a) Failure to make full payment, in due time and manner, of two or more consecutive or alternate lease payments; (b) failure to comply with the obligations stated under paragraphs 7.2 to 7.4, both inclusive, of above item 7 and following item 17; (c) Failure to maintain the leased properties in good preservation conditions or cause significant damages thereto, especially causing its deterioration or destruction; and (d) Violation of prohibitions stated under paragraphs 11.1, 11.2 and 11.4 of preceding item 11; shall entitle the LESSER to immediately terminate the contract, needless of any proceeding or legal statement, and therefore, to demand the payment of all lease payments that are outstanding on the default date and, needless of any proceeding or statement until the termination of the lease term, which shall be deemed accrued for all the applicable period and expired by this single fact; The provisions of this item do not affect the LESSER’s right to charge default interests, in accordance with the terms set in following item 16. 15.2. The arbiter shall be especially entitled to set and regulate on a prudent basis the penalty to be imposed between the maximum penalty above mentioned and a minimum amounting to 50% of such penalty, taking into consideration the nature and relevance of the violated obligation, the responsibility of the defaulting party and the damage caused to the complying party. If due to the nature of the violated obligation, it may be statutorily complied with, the arbiter may set the penalty as a default penalty clause and he may apply it as a daily or periodic penalty until the debtor complies with his obligation, if applicable. In case of delinquency or simple delay in the payment of the penalty set by the arbiter, conventional maximum interests shall be accrued for adjustable operations from the day of delinquency or simple delay and until the effective payment of the penalty. 15.3. 15.3.1. Damages indemnities stated in this item, shall be paid in UF, in its equivalent in pesos, legal currency, as per the UF parity reported un the Central Bank of Chile or the agency replacing it or performing such function, in force of the effective day of payment and if stated otherwise, by the third bank business day after the execution of the arbitration decision ordering its payment. 15.3.2. However, in case of failure to comply with the obligations pursuant to this item, the LESSER shall give prior written notice to the LESSEE of its delinquency or delay in the fulfillment of any of the obligations of this contract, in the extent possible, within the fifth day following the event or non-compliance, to the address indicated in this contract. If non-compliance continues after ten days after the receipt of the above mentioned notice, the agreed upon penalty clauses shall be applied, although regarding monetary obligations, interests shall accrue from the default date. Thus, in order to exercise the rights contained in paragraphs 15.1., 15.2. and 15.3., the communications stated in this paragraph shall be serviced. 15.3.3. For the purposes of this item, the LESSEE is hereby expressly entitled to apply to the payment of applicable penalties to the agreed upon penalty clause, the amount of the security deposits herein stated.

SIXTEEN: DEFAULTED INTEREST.

16.1. Any payment or refund made by the parties after the date agreed upon in this contract, shall entitle the other party to charge the maximum interest allowed by law for adjustable operations, over the full unpaid obligation and until the date of its effective payment, notwithstanding the applicable adjustment, if this had not been agreed upon in that regard, which shall be determined by applying the variation undergone by the UF between the payment due date and the effective payment date or, the variation undergone by the Consumer Price Index over the same period. 16.2. The same shall be applied to the refund of any expense incurred by the LESSER due to the LESSEE’s default.

SEVENTEEN: SUBLEASING AND ASSIGNMENT OF CONTRACT.

17.1. The LESSER reserves itself the right to assign to third parties the right to collect the lease payments herein agreed upon and/or other rights to which it is hereby entitled, either as owner or for collateral; to appoint a deputy for its collection, as well as to freely transfer the leased properties, together with the assignment of its contractual position as LESSER thereof, and the assignee or the new lesser shall honor all the rights and obligations arising from this contract for the LESSEE and the LESSER. Likewise, the LESSEE hereby authorizes LESSER to assign the contract, the properties and its contractual position to third parties or related companies. 17.2. The LESSEE shall be entitled to sublease the property subject matter of this contract and furnish any right thereon in favor of third parties, assign in any way its beneficial interest and/or assign the rights to it stemming therefrom or its contractual position as LESSEE thereof, only and solely with the prior written approval by the LESSER, which shall take part in the applicable act, agreement or contract.

EIGHTEEN: ARBITRATION.

Any disagreement or conflict arising between the parties concerning the application, interpretation, term, effectiveness or execution of the contract or any other reason shall be subject to Arbitration, pursuant to the Arbitration Regulations currently in force of the Santiago Arbitration and Mediation Center. The parties hereby grant an irrevocable power of attorney to the Santiago Chamber of Commerce for the latter, upon written request from either party, to appoint an arbiter entitled to act as an arbitrator, from any of the members of the Santiago Arbitration and Mediation Center. No remedies whatsoever shall be applicable against the arbitrating arbiter’s decisions regarding the procedure and at law as regards the decision, as a result of which the parties hereby expressly waive all related rights. The arbiter is hereby expressly authorized to decide over all matters related to his/her competence and/or jurisdiction.

NINETEEN: NOTIFICATIONS AND NOTICES.

For all the legal and conventional effects arising from this contract, the notices and notifications to be serviced by or to the parties, shall be deemed duly serviced if submitted to:

UNION INVESTMENT CHILE V S.A.

Domicile:	Mariano Sánchez Fontecilla 310

Suite 701, borough of Las Condes.

Phone:	636-0100

Fax:	636-0117

Attention:	General Manager

LIONBRIDGE CHILE TRADUCCIONES LIMITADA.

Domicile:	Ricardo Lyon 222, Suite

701B, borough of Providencia.

Phone:	231-1640

Fax:	231-4822

Attention:	General Manager

No allegation shall be accepted based on a change of domicile or fax that is not timely notified to the counterpart by the mean herein set.

TWENTY: EXPENSES AND TAXES.

20.1. The expenses, rights and taxes resulting from this contract shall be the responsibility of the LESSEE. 20.2. Likewise, the defaulting party shall be solely liable for the expenses resulting from non-compliance with its obligations pursuant to this contract, including court and personal costs.

TWENTY-ONE: LEGAL DOMICILE.

For all the legal purposes of this agreement, the parties hereto establish their legal domicile in the city and borough of Santiago. Metropolitan Region and shall be subject to the agreed upon arbitration jurisdiction.

TWENTY-TWO: SPECIAL POWER OR ATTORNEY.

The bearer of an authorized copy of this document shall be entitled to request relevant registrations, supplemental and annotations in the applicable records of the competent Real Estate Registrar.

TWENTY-THREE: LEGAL CAPACITIES.

23.1. The legal capacities of Messrs. Juan Pablo Matus Pickering and José Luis Letelier Azzari to represent UNION INVESTMENT CHILE V S.A., are evidenced by public deed dated January 30, 2008, executed at the Santiago Notary Public’s Office of Mr. Eduardo Avello Concha. 23.2. The legal capacity of Mr. Raúl Toro Anastassíou to represent LIONBRIDGE CHILE TRADUCCIONES LIMITADA, is evidenced by a Power of Attorney, notarized in Boston, Massachusetts on March 29, 2007, and legalized by the Ministry of Foreign Affairs of Chile. Those documents are not included in the notarized version. The legal capacities are not hereto for the authorizing Notary Public and the parties hereto are acquainted therewith and at the express request thereof. Mr. Felix Jara Cadot, as notary, testifies they are known for all parts, and he has checked them.

/s/ José Luís Letelier Azzari
P.P UNION INVESTMENT CHILE V S.A.

/s/ Juan Pablo Matus Pickering
P.P UNION INVESTMENT CHILE V S.A.

/s/ Raúl Toro Anastassíou
P.P LIONBRIDGE CHILE TRADUCCIONES LIMITADA